Exhibit 99.1

Reviva Reports First Quarter 2026 Financial Results and Recent Business Highlights

- Composition of matter provisional patent application filed for a new form of brilaroxazine designed to extend patent life and commercial exclusivity through 2046 -

- FDA feedback on use of new form of brilaroxazine in the RECOVER-2 trial and future NDA expected in mid-2026 -

- Initiation of patient enrollment in RECOVER-2 registrational Phase 3 trial expected Q3 2026 -

Cupertino, Calif., May 13, 2026 – Reviva Pharmaceuticals Holdings, Inc. (NASDAQ: RVPH) (“Reviva” or the “Company”), a late-stage pharmaceutical company developing therapies that seek to address unmet medical needs in the areas of central nervous system (CNS), inflammatory and cardiometabolic diseases, today reported financial results for the first quarter ended March 31, 2026 and summarized recent business highlights.

“During the first quarter, we further refined our development strategy to strengthen the long-term value of brilaroxazine,” said Laxminarayan Bhat, Founder, President, and CEO of Reviva. “A key priority is to incorporate a new form of brilaroxazine into our clinical and regulatory pathway, which we believe has the potential to extend patent protection and commercial exclusivity of the program. We expect U.S. Food and Drug Administration (FDA) feedback on this strategy in mid-2026. In parallel, we are preparing to initiate RECOVER-2, our registrational Phase 3 trial in schizophrenia, with patient enrollment expected to begin in the third quarter of 2026. With multiple milestones ahead in 2026, we are committed to disciplined execution as we advance brilaroxazine as a differentiated treatment option for patients with schizophrenia and other neuropsychiatric disorders.”

Clinical Program and Business Highlights

●

U.S. composition of matter provisional patent application filed seeking an accelerated review process for a new form of brilaroxazine designed to extend patent life and commercial exclusivity potentially through 2046.

●

Planned use of a new form of brilaroxazine in the RECOVER-2 Phase 3 trial in schizophrenia and in the future New Drug Application (NDA) submission. The Company is optimistic about receiving FDA alignment on this strategy, with FDA feedback on using the new brilaroxazine form in the RECOVER-2 Phase 3 trial expected in mid-2026.

●

Published clinical vocal biomarker data from the RECOVER Phase 3 clinical trial highlighting the therapeutic potential of brilaroxazine for the treatment of schizophrenia in the peer-reviewed journal Biological Psychiatry, in an article entitled A Single, Interpretable Vocal Biomarker for Enriching Antipsychotic Clinical Trials.

●	Completed public equity offering in March 2026, raising gross proceeds of $10.0 million, before deducting placement agent fees and other offering expenses.
●	Common stock to transition from Nasdaq listing to OTCQB Venture Market quotation, upon market open on May 14, 2026. Ticker symbol remains “RVPH”.

Anticipated Milestones and Events

●	Initiation of patient enrollment in the RECOVER-2 Phase 3 trial expected in Q3 2026.
●	FDA feedback on use of a new form of brilaroxazine in RECOVER-2 trial expected mid-2026.
●	Additional publications on brilaroxazine for the treatment of schizophrenia expected in 2026.
●	Pursuing partnership opportunities for the development of our pipeline.

Financial Results for 2026

●

The Company reported a net loss of approximately $3.2 million, or $0.46 per share, for the three months ending March 31, 2026, compared to a net loss of approximately $6.4 million, or $2.61 per share, for the three months ending March 31, 2025. All share and per share amounts in this press release including the accompanying tables have been retrospectively adjusted as appropriate to reflect the Company’s one-for-twenty (1:20) reverse stock split of the Company’s issued and outstanding common stock effected on March 9, 2026.

●	As of March 31, 2026, the Company’s cash and cash equivalents totaled approximately $22.2 million compared to approximately $14.4 million as of December 31, 2025.

About Reviva

Reviva is a late-stage biopharmaceutical company that discovers, develops, and seeks to commercialize next-generation therapeutics for diseases representing unmet medical needs and burdens to society, patients, and their families. Reviva’s current pipeline focuses on the central nervous system (CNS), inflammatory and cardiometabolic diseases. Reviva’s pipeline currently includes two drug candidates, brilaroxazine (RP5063) and RP1208. Both are new chemical entities discovered in-house. Reviva has been granted composition of matter patents for both brilaroxazine and RP1208 in the United States, Europe, and several other countries.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act, as amended, including those relating to the Company’s plans for its brilaroxazine program including intended steps of advancing further clinical development and additional steps towards potential approval, the Company’s statements regarding its planned registrational RECOVER-2 Phase 3 trial evaluating brilaroxazine for the treatment of schizophrenia, including the expected timing of initiation of patient enrollment, statements about the Company’s planned use of a new form of brilaroxazine in its RECOVER-2 Phase 3 trial and in its future NDA submission, statements about anticipated FDA feedback, optimism about FDA alignment, and the timing thereof, statements about the Company’s strategy to strengthen the long-term value of brilaroxazine and the potential to extend patent protection and commercial exclusivity, statements about potential NDA and other regulatory submissions, the Company’s expectations regarding the anticipated clinical profile of its product candidates, including statements regarding anticipated efficacy or safety profile, and those relating to the Company’s expectations, intentions or beliefs regarding matters including product development and clinical trial plans and the timing thereof, including the anticipated timing of the availability of trial data, clinical and regulatory timelines and expenses, planned or intended additional trials or studies and the timing thereof, planned or intended regulatory submissions and the timing thereof, trial results, statements about the transition of the Company’s common stock to quotation on the OTCQB Venture Market (which is subject to additional risks compared to being listed on a national securities exchange including the Company’s ability to maintain compliance with the standards for continued quotation on the OTC Markets, together with limited liquidity, increased volatility, sporadic trading in the public market for the Company’s common stock, and that our ability to raise additional capital while trading on the OTC Markets may be adversely impacted), market opportunity, ability to raise sufficient funding, the Company’s cash position and its projected cash runway, statements about competitive position, possible or assumed future results of operations, business strategies, potential opportunities for development including partnerships, growth or expansion opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and the Company’s other filings from time to time with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Corporate Contact:

Reviva Pharmaceuticals Holdings, Inc.

Laxminarayan Bhat, PhD

www.revivapharma.com

Investor Relations Contact:

LifeSci Advisors, LLC
PJ Kelleher
pkelleher@lifesciadvisors.com

REVIVA PHARMACEUTICALS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31,	December 31,
	2026	2025
Assets
Cash and cash equivalents	$22,190,231	$14,438,792
Prepaid clinical trial costs	819,721	—
Prepaid expenses and other current assets	549,684	664,685
Total current assets	23,559,636	15,103,477
Non-current prepaid clinical trial costs	—	819,721
Total Assets	$23,559,636	$15,923,198

Liabilities and Stockholders’ Equity

Liabilities
Short-term debt	$231,274	$406,875
Accounts payable	2,085,268	3,009,074
Accrued clinical expenses	2,675,687	2,582,094
Accrued compensation	408,519	485,899
Other accrued liabilities	718,407	791,611
Total current liabilities	6,119,155	7,275,553
Total Liabilities	6,119,155	7,275,553

Stockholders’ Equity
Common stock, par value of $0.0001; 515,000,000 shares authorized; 12,810,377 and 5,872,865 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	12,348	11,655
Preferred Stock, par value of $0.0001; 10,000,000 shares authorized; 0 shares issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Additional paid-in capital	204,762,072	192,773,942
Accumulated deficit	(187,333,939)	(184,137,952)
Total stockholders' equity	17,440,481	8,647,645

Total Liabilities and Stockholders’ Equity	$23,559,636	$15,923,198

REVIVA PHARMACEUTICALS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
	2026	2025
Operating expenses
Research and development	$1,435,135	$4,113,537
General and administrative	1,836,817	2,424,630
Total operating expenses	3,271,952	6,538,167
Loss from operations	(3,271,952)	(6,538,167)

Other income (expense)
Gain on remeasurement of warrant liabilities	—	61,194
Interest expense	(6,653)	(11,620)
Interest income	89,354	86,111
Other expense, net	(3,390)	(25,145)
Total other income, net	79,311	110,540
Loss before provision for income taxes	(3,192,641)	(6,427,627)
Provision for income taxes	3,346	5,213
Net loss	$(3,195,987)	$(6,432,840)

Net loss per share:
Basic and diluted	$(0.46)	$(2.61)

Weighted average shares outstanding
Basic and diluted	7,022,945	2,462,573